Exhibit 99

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	January 23, 2008
972-578-5000, Ext. 7440
ViewPoint Financial Group
Announces Quarterly Cash Dividend
PLANO, Texas, January 23, 2008 — ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 6 cents per share, a one cent increase over the dividend paid in the previous quarter.
The cash dividend is payable on February 19, 2008, to shareholders of record as of the close of business on February 5, 2008.
The company plans to release its fourth quarter 2007 earnings in mid February.
ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County, with more than $1.6 billion in assets. It operates 28 branches and 9 loan production offices. For more information, please visit www.viewpointbank.com.
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